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Exhibit 10(E)

CONFORMED COPY

PRECISION CASTPARTS CORP

EXECUTIVE DEFERRED COMPENSATION PLAN

2001 RESTATEMENT

January 1, 2001

(As Amended Through Amendment No. 1)

Precision Castparts Corp. an Oregon corporation 4650 SW Macadam, Suite 300 Portland, OR 97201	Company

PRECISION CASTPARTS CORP

EXECUTIVE DEFERRED COMPENSATION PLAN

2001 RESTATEMENT

January 1, 2001

Precision Castparts Corp. an Oregon corporation 4650 SW Macadam, Suite 300 Portland, OR 97201	Company

        Precision Castparts Corp. (the Company) adopted the Executive Deferred Compensation Plan (the plan) to create a deferred compensation arrangement for a select group of management or highly compensated employees (Executives) whose deferred compensation under the Company's other retirement plans may be restricted by law or otherwise may not provide fully for their retirement benefit needs. In order to make a number of changes in the operation of the plan, the Company adopts this 2001 Restatement as an amendment to the plan on the terms set forth below.

  1.    Plan Administration

          1.1  The plan shall apply to the Company and to any Affiliate that employs an eligible employee. "Affiliate" means a corporation or other entity that is more than 50% owned by the Company.

          1.2  The Chief Executive Officer (the CEO) of the Company shall appoint one or more employees of the Company as Administrator of the plan. The Administrator shall interpret and administer the plan and for that purpose may make, amend or revoke rules and regulations at any time. The Administrator shall have absolute discretion to carry out responsibilities established under this plan.

  2.    Eligibility; Deferral Elections

          2.1  The following employees of the Company will be eligible to participate in the plan, subject to 2.2:

            (a)  Executives currently covered under the Company's Supplemental Executive Retirement Program.

            (b)  Any additional Executives designated by the CEO.

          2.2  Executives may be removed from eligibility prospectively by the CEO.

          2.3  An eligible Executive may elect as provided below to defer a whole number percentage of the Executive's salary or bonuses or both (Compensation). The maximum deferral percentage is 100% for salary and 100% for bonuses. The CEO may change the maximum deferral percentage on or before December 31 to be effective for succeeding calendar years. An eligible Executive may elect to defer a stated dollar amount of bonus, which shall apply if the actual bonus is larger than the stated dollar amount. If the actual bonus is smaller than the stated dollar amount, 100% of the bonus shall be deferred. An election shall be in writing on a form prescribed by the Administrator.

          2.4  An election to defer Compensation shall be effective as follows:

            (a)  A salary deferral election received by the Administrator on or before December 31 of any year shall be effective for the succeeding calendar year. A new salary deferral election must be made for each calendar year.

            (b)  A bonus deferral election received by the Administrator on or before December 31 of any year shall be effective for any bonus payable in the succeeding calendar year if the amount is not yet determined on such December 31.

            (c)  In the first year in which an Executive becomes eligible to participate in the Plan, the newly eligible Executive may make an election to defer compensation for services to be performed subsequent to the election within 30 days after the date the Executive first becomes eligible. The election shall be effective at the beginning of the next calendar month.

          2.5  The Company may reduce the amount of deferred Compensation by any FICA or other tax withholding to which the deferred amount is subject or may take the withholding from the Executive's non-deferred Compensation.

  3.    Executive Deferred Compensation Accounts

          3.1  The Company shall deduct from an Executive's Compensation as applicable and credit to an Executive Deferred Compensation Account (the Account) each Compensation amount deferred under this plan. The Account shall be credited as of the day the Compensation would otherwise have been paid to the Executive.

          3.2  Until full payment of an Account balance has been made to the Executive or beneficiaries entitled to the amount identified by the Account (the Participant), the Company shall adjust the Account for investment performance as follows:

            (a)  The investment result shall be determined by the Performance Option(s) selected by the Participant. A Participant may select more than one Performance Option in accordance with procedures designated by the Administrator.

            (b)  Participants may select Performance Options under 3.2(c), and may change an existing selection, on any business day, such change to be effective on the next business day. A change in a Participant's selection of one or more Performance Options shall apply only to the existing amounts in the Participant's Account, only to future deferral amounts, or to both, as selected by the Participant. Selections shall be made in a manner prescribed by the Administrator.

            (c)  The Performance Options shall be as follows:

                (i)  The commercial prime lending rate of the Bank of America or its successor, plus 2 percentage points, as in effect from time to time (Prime Rate plus 2 percent).

              (ii)  Other Performance Options shall be those listed in Appendix A. The CEO shall have authority to add new Performance Options to the list in Appendix A and to remove Performance Options from the list, subject to 6.2(b).

            (d)  When the Prime Rate plus 2 percent Performance Option has been selected, Accounts shall be adjusted daily based on the current rate in effect.

            (e)  When any of the Performance Options listed in Appendix A has been selected, amounts deferred shall be credited as equivalent shares at the closing price on the day of the deferral. All equivalent shares shall be revalued up or down daily to the closing price.

            (f)    Upon a change of selection from a Performance Option listed in Appendix A, the Account shall be adjusted based on the value of the equivalent shares at the closing price on the business day preceding the day on which the change takes effect.

          3.3  Each Participant's Account shall be maintained on the books of the Company until full payment has been made to the Participant entitled to the amount identified by the Account. No assets shall be set aside or earmarked to fund the Account, which shall be purely a bookkeeping device.

  4.    Time and Manner of Payment

          4.1  Subject to 4.4, 4.5, 5.1 and 6.3, the Account shall be paid or payment commenced after one of the following dates as selected under 4.3(a):

            (a)  The date the Executive retires or terminates employment with the Company, or

            (b)  The date that is from 1 to 20 whole years (as elected by the Executive) after the Executive's retirement or termination date in 4.1(a).

          4.2  Subject to 4.4, 4.5, 5.1 and 6.3, the manner of payment of the Account shall be in one or a combination of the following, as selected under 4.3(b):

            (a)  In a single lump sum as soon as practicable after the next December 31 following the date described in 4.1(a) or 4.1(b), whichever applies.

            (b)  In 2 to 20 substantially equal annual installments (as elected by the Executive), subject to the following. If an Executive postpones commencement of payment by selecting a date under 4.1(b), the number of years of postponement elected under 4.1(b) plus the number of installments elected under this 4.2(b) shall not total more than 20. Installments shall be payable as soon as practicable after each December 31, commencing with the December 31 following the date described in 4.1(a) or 4.1(b), whichever applies. The size of installments shall be fixed so as to be substantially equal based on an assumed return on the Performance Options in the Account over the payment period. The Administrator shall select the assumed rate, which may be changed each year to reflect actual experience and variations in expected future investment returns.

          4.3  The time and manner of payment under 4.1 and 4.2 shall be selected by the Executive as follows:

            (a)  The selection of payment time under 4.1 shall be made in writing on a form prescribed by the Administrator, which may be part of the deferral election. The selection may be changed by a subsequent selection, which shall be effective if delivered to the Administrator at least 12 months prior to the Executive's retirement or other termination of employment with the Company. If the Executive's retirement or other termination of employment occurs prior to 12 months after a changed selection is delivered, the prior selection shall apply.

            (b)  The selection of the manner of payment under 4.2 shall be made in writing on a form prescribed by the Administrator, which may be part of the deferral election. The selection may be changed by a subsequent selection, provided payment under the prior selection had not already commenced. The changed selection shall be effective if delivered to the Administrator at least 12 months prior to the date in 4.1(a) or 4.1(b), whichever applies to the Executive. Until the changed selection becomes effective, the prior selection shall remain in effect.

          4.4  An Executive or surviving spouse may withdraw the Executive's entire Account at any time before the Account otherwise would be payable. The amount paid on such a withdrawal shall be discounted ten percent from the stated balance of the Account. The ten percent discount shall be forfeited as a penalty for early withdrawal.

          4.5  If an Executive's employment with the Company ends involuntarily by termination of the Executive's employment within 24 months after a Change in Control as defined in 9, the Executive's Account shall be paid in one lump sum within 30 days after termination of employment, regardless of the otherwise applicable election.

          4.6  The Company may withhold from payments to an Executive any income tax or other amounts as required by law.

  5.    Death

          5.1  An Executive's Account shall be payable under 5.3 on the Executive's death regardless of the provisions of 4.

          5.2  On death of an Executive the Account shall be paid in the following order of priority:

            (a)  To the surviving beneficiaries designated by the Executive in writing to the Administrator on a form prescribed by the Administrator for that purpose, or if none then

            (b)  To the Executive's surviving spouse, or if none then

            (c)  To the Executive's surviving children in equal shares, or if none then

            (d)  To the Executive's estate.

          5.3  The manner of payment under 5.1 shall be as follows:

            (a)  If the beneficiary is the surviving spouse and the Executive elected installments but died before starting to receive payments, the spouse's payments shall begin as soon as practicable after the following December 31 and the period selected under 4.2(b) for the Executive's payments shall govern. If the Executive had already started receiving installments, the surviving spouse shall receive the installments for the remainder of the term selected by the Executive.

            (b)  If the beneficiary is the surviving spouse and the Executive did not elect installments, or if the beneficiary is not the surviving spouse, a lump sum shall be paid as soon as practicable to the beneficiary.

          5.4  On death of a surviving spouse receiving installments under 5.3(a), the Account shall be paid in a single sum to the spouse's estate as soon as practicable after death.

  6.    Termination; Amendment

          6.1  The Board of Directors of the Company (the Board) may terminate this plan effective the first day of any calendar year after notice to the eligible Executives. On termination, amounts in an Account shall remain to the credit of the Account, shall continue to be adjusted and shall be paid in accordance with 4, 5 or 6, as applicable.

          6.2  The plan may be amended at any time by any of the following methods:

            (a)  The Board may adopt any amendment to the plan.

            (b)  The CEO may amend this plan to make any change that does not result in a material increase in the Company's costs.

            (c)  The CEO may amend this plan to make technical, editorial or operational changes on advice of counsel to comply with applicable law or to simplify or clarify the plan. The CEO may delegate this amendment authority.

          6.3  If the Internal Revenue Service rules that any amounts deferred under this plan will be subject to current income tax, all amounts to which the ruling is applicable shall be paid within 30 days to all Participants with Accounts.

  7.    Claims Procedure

          7.1  Any Participant claiming a benefit, requesting an interpretation or ruling under the plan, or requesting information under the plan shall present the request in writing to the Administrator, who shall respond in writing as soon as practicable.

          7.2  If the claim or request is denied, the written notice of denial shall state the following:

            (a)  The reasons for denial, with specific reference to the plan provisions on which the denial is based.

            (b)  A description of any additional material or information required and an explanation of why it is necessary.

            (c)  An explanation of the plan's review procedure.

          7.3  The initial notice of denial shall normally be given within 90 days after receipt of the claim. If special circumstances require an extension of time, the claimant shall be so notified and the time limit shall be 180 days.

          7.4  Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the Administrator which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          7.5  The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant plan provisions. All decisions on review shall be final and bind all parties concerned.

  8.    General Provisions

          8.1  The Company's promise to pay amounts deferred under this plan shall be an unfunded, unsecured obligation, except as follows. The Company maintains a trust with a financial institution for payment of benefits under this and other nonqualified plans. The trust is a grantor trust for tax purposes and provides that any assets contributed to the trustee shall be used exclusively for payment of benefits under the nonqualified plans except in the event the Company becomes insolvent, in which case the trust fund shall be held for payment of the Company's obligations to its general creditors.

          8.2  The plan is intended to be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Even if specific assets are set aside or earmarked for Company financial planning purposes or for other reasons, that shall not cause this plan to be a funded employee benefit plan for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          8.3  Any notice under this plan shall be in writing or by electronic means and shall be received when actually delivered or, if mailed, when deposited postpaid as first class mail. Mail should be directed to the Company at the address stated in this plan, to an Executive at the address stated in the Executive's election, to a beneficiary entitled to benefits at the address stated in the Executive's beneficiary designation, or to such other address as the Executive or beneficiary may specify by notice to the Administrator.

          8.4  The interests of a Participant under this plan are personal and no such interest may be assigned, seized by legal process or in any way subjected to the claims of any creditor. The foregoing limitation prohibits, for example, any alienation, anticipation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant.

  9.    Definition of Change in Control

          For purposes of this plan, a "change in control of the Company" shall be deemed to have occurred if:

            (a)  Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

            (b)  During any period of two consecutive years, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

            (c)  The stockholders of the Company approve a merger or consolidation of the Company with any other company or statutory plan of exchange involving the Company (Merger), other than (1) a Merger which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after the Merger or (2) a Merger effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

            (d)  The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) or disposition by the Company of all or substantially all of the Company's assets.

  10.    Effective Date

          This 2001 Restatement shall be effective January 1, 2001. Procedures for changes from provisions of the plan as in effect before this Restatement shall be implemented according to a schedule established by the Administrator.

2001 RESTATEMENT EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 2001

PRECISION CASTPARTS CORP.
By	/s/ WILLIAM D. LARSSON
Executed: September 5, 2001

AMENDMENT NO. 1 EXECUTED AS FOLLOWS EFFECTIVE JANUARY 1, 2002

PRECISION CASTPARTS CORP.
By	/s/ WILLIAM C. MCCORMICK
Executed: December 10, 2001

APPENDIX A

LIST OF PERFORMANCE OPTIONS

        In addition to the Prime Rate plus 2 percent Performance Option, the following Performance Options shall be available:

    (a)
    Fidelity Aggressive Growth Fund

    (b)
    Fidelity Growth Company Fund

    (c)
    Fidelity Equity-Income Fund

    (d)
    Fidelity Contrafund

    (e)
    MSDW Small Company Growth Fund B

    (f)
    Fidelity Low-Priced Stock Fund

    (g)
    U.S. Equity Indexed Commingled Pool

    (h)
    Fidelity Diversified International Fund

    (i)
    Fidelity Intermediate Government Income Fund

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PRECISION CASTPARTS CORP EXECUTIVE DEFERRED COMPENSATION PLAN 2001 RESTATEMENT January 1, 2001 (As Amended Through Amendment No. 1)
Table of Contents
PRECISION CASTPARTS CORP EXECUTIVE DEFERRED COMPENSATION PLAN 2001 RESTATEMENT January 1, 2001
APPENDIX A LIST OF PERFORMANCE OPTIONS